UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	October 20, 2014

Commission File Number	Registrant, State Of Incorporation, Address And Telephone Number	I.R.S. Employer Identification No.

1-3526	THE SOUTHERN COMPANY (A Delaware Corporation) 30 Ivan Allen Jr. Boulevard, N.W. Atlanta, Georgia 30308 (404) 506-5000	58-0690070

The name and address of the registrant have not changed since the last report.

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On October 20, 2014, the Board of Directors of The Southern Company (the “Company”) elected a new director, Mr. Larry D. Thompson, effective December 1, 2014. Mr. Thompson also was named a member of the Audit Committee, effective December 1, 2014.
Mr. Thompson is currently the Executive Vice President of Government Affairs, General Counsel and Corporate Secretary of PepsiCo, Inc., a position he has held since July 2012. Mr. Thompson has previously announced that he will retire from PepsiCo, Inc. by year end. Mr. Thompson currently serves as a director of Graham Holdings Company and as a trustee of various Franklin, Templeton and Mutual Series Funds.
No arrangement or understanding exists between Mr. Thompson and any other persons pursuant to which he was selected as a director. Mr. Thompson will participate in the Company’s standard non-employee director cash and equity compensation program as more fully described in the Company’s Proxy Statement as filed with the Securities and Exchange Commission on April 11, 2014.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: October 22, 2014	THE SOUTHERN COMPANY
	By	/s/Melissa K. Caen
Melissa K. Caen Assistant Secretary